UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2016

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

25134 Rye Canyon Loop, Suite 300 Valencia, California		91355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On February 17, 2016, Alfred E. Mann notified us of his resignation from our Board of Directors, effective immediately. We issued a press release announcing the resignation described above on February 19, 2016.

(e)

Mr. Mann continues to serve as an employee of MannKind Corporation and receives salary at the annual rate of $240,000.

On February 18, 2016, we granted the following stock option to Matthew J. Pfeffer, our chief executive officer, in connection with his promotion to such office on January 10, 2016:

Name	Options		Exercise Price Per Share
Matthew J. Pfeffer	604,267	(1)	$0.92

(1)	Twenty-five percent of the shares subject to the option vest one year following the vesting commencement date of January 1, 2016, and thereafter the remaining shares subject to the option vest in equal monthly installments over the following 36 months.

The foregoing stock option was granted under our 2013 Equity Incentive Plan (the “Plan”) and is evidenced by a Stock Option Grant Notice and Option Agreement (collectively, the “Grant Documents”), which, together with the Plan, set forth the terms and conditions of the stock option. The foregoing is only a brief description of the material terms of the stock option, does not purport to be complete and is qualified in its entirety by reference to the Plan, attached as Exhibit 99.1 to our Registration Statement on Form S-8 (File No. 333-188790) filed with the Securities and Exchange Commission on May 23, 2013, and the forms of Grant Documents under the Plan, which are attached as Exhibit 99.2 to our Registration Statement on Form S-8 (File No. 333-188790) filed with the Securities and Exchange Commission on May 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2016	MANNKIND CORPORATION

	By:	/s/ David Thomson
David Thomson, Ph.D., J.D.
Corporate Vice President, General Counsel and Secretary